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                                                                 Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pelican Financial, Inc of our report of Independent Auditors dated March 10, 2000, relating to the consolidated balance sheets of Pelican Financial, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999, which report appears in the Pelican Financial, Inc.'s annual report on Form 10-K for the year ended December 31, 1999.

                                       Crowe, Chizek and Company LLP

Grand Rapids, Michigan
June 27, 2000